Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (File No. 333-269100) on Form S-3 and in Registration Statement (File No. 333-262336) on Form S-8 of our report dated March 27, 2023, relating to the consolidated financial statements of Immix Biopharma, Inc. and its subsidiaries, appearing in this Annual Report on Form 10-K of Immix Biopharma, Inc. for the year ended December 31, 2022.

/s/ KMJ Corbin & Company LLP

Irvine, California

March 27, 2023